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                                                                   EXHIBIT 10.32


Document no.         /1997
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                             ACQUISITION AGREEMENT

Occurring January 1997

January         nineteen hundred ninety-seven-

Before me, notary


there appears:

     Mr.

acting here not his own behalf rather - subject to submission of authorization - for

1.   Mr. Juegen Brueckner,
     residing at


     in turn acting in his own name as well as the individual with the sole power to represent, under release of the restrictions of section 181 German Civil Code

     1.1  Gustav Brueckner GmbH
          with its statutory seat in Coburg,

     1.2  Brueckner Beteiligungs-GmbH i.G.
          with its statutory seat in Coburg,

     an acting as the personally liable shareholder with sole power of representation of


                   Gustav Brueckner Verwaltungs GmbH & Co. KG
                       with its statutory seat in Coburg,
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2.   Mr. Werner A. Arnold, diplomat engineer, residing at Wildensorger
     Hauptststrasse 8, 96049 Bamberg,

     himself acting not in his own name rather as the managing director with sole power of representation of

                        ALBA Speziallampen Holding GmbH
                      with its statutory seat in Bamberg,
3.   The firm

                          Chicago Miniature Lamp, Inc.
               with its statutory seat in Canton, Massachusetts.

     The notary certifies the powers of attorney based on

     The person appearing identifies himself by             , deposing and
     declaring with his request for notarization as follows:
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                             ACQUISITION AGREEMENT


                                  A.  RECITALS

(1)  Mr. Jurgen Bruckner is a shareholder in

                              Gustav Bruckner GmbH
                       with its statutory seat in Coburg
                         - hereinafter "Corporation" -

     with the following shares:

     1.   Share with a par value of       DM  195,000,--

     2.   Share with a par value of       DM  105,000,--
                                          --------------

     SHARE CAPITAL                        DM  300,000,--

     The shares are fully paid in.

(2) Mr. Jurgen Bruckner is the owner of all shares in Bruckner Beteiligungs-GmbH i.G. and the single limited partner of Gustav Bruckner Verwaltungs GmbH & Co. KG. Bruckner Beteiligungs-GmbH i.G. is the single personally liable shareholder of Gustav Bruckner Verwaltungs GmbH & Co. KG (hereinafter "KG"). All assets of the prior enterprise Gustav Bruckner Verwaltungs KG, owner Jurgen Bruckner (hereinafter "KG (alt)") were contributed to the KG in December of 1996.

(3) Mr. Jurgen Bruckner intends to sell all shares in the corporation and the KG intends to sell of its movable property (with the exception of office furniture) to ALBA Speziallampen Holding GmbH (hereinafter "ALBA"). ALBA intends to acquire the same shares and properties.

(4) The KG intends to lease the prior production and office building in accordance with the planned diagram (an attachment to the Lease Agreement) to ALBA. ALBA intends to lease the same from the KG.

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(5)  Mr. Jurgen Bruckner intends to continue to work for the corporation as the managing director. ALBA is very interested in the continuing activity of Mr. Bruckner.

(6)  With this in mind, the parties close the following Acquisition Agreement.

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                            B. ACQUISITION AGREEMENT


                                     SS. 1

                     PARTIES AND OBJECTIVE OF THE AGREEMENT

(1) Mr. Jurgen Bruckner sells and transfers herewith all shares in the corporation with par values of DM 195.000,-- and DM 105.000,-- to ALBA. ALBA accepts such sale and transfer.

(2) Mr. Bruckner consents to the sale and transfer in his capacity as managing director of the corporation. Sale and transfer are reported to the corporation in accordance with section 16 para. 1 Limited Liability Company's Law (GmbHGesetz).

(3) The KG sells herewith its movable properties with exception of office furniture. Included herewith are especially the objects listed in the attachment to section 1 para. 3. ALBA accepts the sale. The parties agree on the transfer of ownership in the above-referenced objects. The transfer shall occur on the instruction of Mr. Werner Arnold as managing director of ALBA.

         Should the transfer or ownership in a particular case be dependent upon the consent of third parties or other transactions, the parties shall promptly engage in all transactions required for such transfer of ownership. Should such be temporarily not possible, the KG shall put ALBA in a position as if ALBA were the owner.
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                                     SS. 2


                                 PURCHASE PRICE

(1) The purchase price for all shares of the corporation and the movable property sold shall be

                                 DM 400.000,--
                   (i.w. four hundred thousand German Marks).

(2)      The purchase price is due immediately.



                                     SS. 3

                                   WARRANTIES

(1) Mr. Jurgen Bruckner warrants (sichert zu), that the shares sold are his property, are fully paid and non-assessable.

(2) Mr. Bruckner and the KG warrant (sichern zu), that the property sold by the KG is the property of the KG, is not encumbered with the rights of third parties, and is not subject to any limitation whatsoever, furthermore, that in the fiscal year 1996 and through this date, no property belonging to the KG (alt) and the KG have been lost and the KG is the unrestricted owner of all property belonging to the KG (alt).

(3) Otherwise, every other warranty is excluded, insofar as no particular provision is included in this Agreement.
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                                     SS. 4

                           TAKE-OVER DATE, DIVIDENDS

Take-over date is today. Dividends on the sold shares, which are to be distributed after the take-over date shall be paid to ALBA. Before the take-over date no dividends were distributed.


                                     SS. 5

                                  BANK SURETY

(1) ALBA issued the exemption declarations listed in the attachment to section 5 para. 1.

(2) The parties shall endeavour to obtain the declarations of exemption with the content of all contents similar to that in the attachment to section 5 para. 2 from the Commerzbank AG, Coburg, Deutsche Bank AG, Coburg, and Bayerische Hypotheken- und Wechselbank, Coburg. Should this be temporarily not possible, ALBA shall exempt Mr. Bruckner as against ALBA itself.


                                     SS. 6

                        LOANS OF THE KG, LIFE INSURANCE

(1) The corporation will promptly repay the loan that the KG made to the corporation up to the following maximum amount. The maximum amount is DM 2,400,000.-- minus the bank debts of the corporation through December 16, 1996.

(2) Furthermore, the remaining amount of the loan claim shall be extinguished by the transfer of the life insurance PAX as redemption value to the KG with all
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     rights and duties. The corporation and the KG agree on the transfer of all rights and duties from this life insurance contract and will make all declarations necessary as against third parties to the effectiveness of this transfer.

(3) The KG and Mr. Jurgen Bruckner waive any remaining claim on the loan, as against the corporation after reduction by the redemption value of the life insurance. The corporation accepts this waiver.


                                     SS. 7

                              RENTAL RELATIONSHIP

The corporation and the KG conclude herewith a rental agreement with the content determinable from the attachment to section 7.


                                     SS. 8

                              EMPLOYMENT AGREEMENT

The corporation and Mr. Bruckner conclude herewith an employment agreement with the content determinable from the attachment to section 8.


                                     SS. 9

                           NON-COMPETITION AGREEMENT

(1) For the period of five years after the termination of Mr. Bruckner's activities as managing director for the corporation or for another enterprise of the Chicago Miniature Lamp, Inc. enterprise group, Mr. Bruckner and the KG may do no
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          business for their own benefit or for the benefit of third parties in the branch of business of the corporation as well as related branches as they existed the time of the termination of the employment agreement in accordance with section 8. Without explicit consent, they are also forbidden to participate, directly or indirectly, in other enterprise which are active in these branches to be employed by or in any other way to promote the interests of such enterprises. The ban on competition also includes a ban on the active recruitment of employees of the corporation and the enterprise group Chicago Miniature Lamp.

     (2) For every case of a breach of this non-competition agreement, Mr. Bruckner shall pay the corporation a contractual penalty of DM 200,000.--. The contractual penalty arises in addition to other claims of ALBA and the corporation. In the case of a continuing breach, each thirty days shall be considered an independent breach in the sense of sentence 1 of this paragraph.


                                     SS. 10

                                 Taxes and Cost

     (1) Taxes incurred by Mr. Jurgen Bruckner because of the sale of his shares and by the KG because of the sale of its assets, are to be paid by them.

     (2) The costs of this contract and its fulfillment shall be borne by ALBA. The costs of counsel shall be borne by each party itself.


                                     SS. 11

                               Closing Provisions

     (1)  German law is applicable to this contract.
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     (2)  Place for the fulfillment of the contract and venue is, as far as legally permissible, Bamberg.

     (3) Should particular provisions of this Agreement be or become invalid, the validity of the remainder of the content of this Agreement shall not be affected thereby. The invalid provision shall be replaced by a provision which most nearly effects the economic intent of the invalid provision.

                                    * * * *

     The person appearing requests the distribution of duplicates of this document as follows:

     a)   for each party
          one duplicate original,

     b)   for Dr. Lothar Herer,
          Bahnhofstrasse 19, 96450 Coburg,
          one certified copy,

     c)   for Dr. Michael Oltmanns, Attorney-at-law,
          Mittlerer Pfad 15, 70499 Stuttgart,
          one certified copy.

     The notary has made the declaration required by the Notarization Law.

                This document together with attachments was read to the persons appearing by the notary, approved by them, and signed by all in their own hands: